[LOGO]              BDO Dunwoody LLP               600 Park Place
                Chartered Accountants              666 Burrard Street
                                                   Vancouver, BC, Canada V6C 2X8
                                                   Telephone: (604) 688-5421
                                                   Telefax:  (604) 688-5132
                                                   E-mail:  vancouver@bdo.ca
                                                   www.bdo.ca
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                                              Consent of Independent Accountants
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Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement Form S-8, filed April 26, 2002 in connection with the registration of 6,586,442 shares under the Incentive Stock Option Plan of Beartooth Platinum Corporation, of our report dated March 26, 2003 relating to the consolidated financial statements of Beartooth Platinum Corporation, which appears in the 2002 Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Chartered Accountants
Vancouver, Canada
May 9, 2003